                              EMPLOYMENT AGREEMENT



          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of February 10, 1997, by and between Univision Communications Inc., a Delaware corporation ("Company"), and Henry Cisneros ("Employee").


                                   WITNESSETH:


          WHEREAS, Company and Employee desire to set forth the terms and conditions of Employee's employment with Company.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Employee and Company agree as follows:

     1. TERM. Company agrees to employ Employee and Employee agrees to serve Company in accordance with the provisions hereof for a term commencing on February 10, 1997, and ending on February 9, 2000, unless earlier terminated in accordance with the terms hereof (the "Term").

     2. BASE SALARY. On the condition that Employee shall have kept and performed all of his obligations hereunder, Company shall pay to Employee a base salary (the "Base Salary") at the annualized rate of $400,000 during the first twelve months of the Term, $500,000 during the second twelve months of the Term, and $600,000 during the third twelve months of the Term. Such salary shall be earned weekly, in arrears, and shall be payable no less frequently than monthly, in accordance with Company's customary practices. Employee shall be granted a stock option on 100,000 shares of Company's Class A Common Stock pursuant to the terms and conditions of Company's 1996 Performance Award Plan at the closing price for such stock on the New York Stock Exchange on February 10, 1997.

     3. BONUSES. Company shall review Employee's performance and the result of operations and prospects of Company on an annual basis. Following such review, Company may, in its sole and absolute discretion, grant Employee a bonus, provided that if and at such time as the Company adopts a bonus plan for its senior management, Employee's bonus will be determined and paid in accordance with such plan. In the event this Agreement is not renewed upon expiration of its Term, Employee will be entitled to consideration for a bonus based on the last calendar year of the Term.

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          In addition, Company shall pay Employee within 30 days of the date hereof a signing bonus of $1,000,000.

     4. SPECIFIC POSITION; DUTIES AND RESPONSIBILITIES. Company and Employee agree that, subject to the provisions of this Agreement, Company will employ Employee and Employee will serve during the Term as President and Chief Operating Officer. Employee shall report to Company's Chief Executive Officer, Mr. A. Jerrold Perenchio. Employee agrees to observe and comply with Company's rules and regulations as adopted by Company and agrees to carry out and perform orders, directions and policies of Company as they may be, from time to time, stated either orally or in writing. Employee shall be elected to Company's Board of Directors as soon as practicable.

     5. BENEFITS. Employee shall be entitled to all insurance and other benefits which Company may provide during the Term (provided Employee is eligible to participate therein) for senior management and for employees of Company generally, as are from time to time in effect during the Term (the "Benefits"). Currently, the Benefits include (i) disability and life insurance (subject to underwriting requirements), (ii) a vehicle allowance as determined by Company from time to time, (iii) reimbursement for the cost of an annual physical examination by a physician of Employee's choice, and (iv) twenty business days paid vacation each year. In lieu of the vehicle allowance, Company shall provide Employee with the use of a Lincoln Town Car.

     6. BUSINESS EXPENSES. During the Term, to the extent that such expenditures meet the criteria under the Internal Revenue Code for deductibility by Company (whether or not fully deductible by Company) for federal income tax purposes as reasonable and necessary business expenses and are substantiated by Employee as from time to time required by the Internal Revenue Service and by policies of Company, Company shall reimburse Employee promptly for all expenditures made in accordance with rules and policies established from time to time by Company's Management Committee in pursuance and furtherance of Company's business and goodwill.

     7. PLACE OF EMPLOYMENT. The principal place of employment and the location of Employee's principal office shall be in Los Angeles, California. Company currently intends to relocate Employee to New York City at some time during the Term; the decision to relocate Employee to New York City and timing of such relocation shall be made by Company in its sole discretion. Employee shall be expected to engage in temporary travel as Company may reasonably request or as may be required for the proper rendition of

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services hereunder. Company shall pay the reasonable expenses of Employee's relocation from Washington D.C. to Los Angeles and from Los Angeles to New York City if and when Company decides to relocate Employee to New York City.

     8. STANDARD TERMS AND CONDITIONS. This Agreement includes the Standard Terms and Conditions attached hereto and by this reference made a part of this Agreement. In the event of any conflict between the terms of the Standard Terms and Conditions and any express term or condition above provided, the express terms and conditions above provided shall prevail.

     9. CHANGE IN CONTROL. In the event that there is a change in control of the Company during the Term of the Agreement, Employee shall immediately vest in all unvested options he has been granted, and shall have the right, within 60 days of the date the change in control occurs, to terminate his employment by the Company. For purposes of this Agreement, a change in control will be deemed to have occurred at such time as A. Jerrold Perenchio owns directly or indirectly less than 10% of the outstanding voting common stock of the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       UNIVISION COMMUNICATIONS INC.


                                       By:      /s/ Henry Cisneros
                                            ---------------------------------
                                       Its:
                                            ---------------------------------

                                       "EMPLOYEE"


                                                /s/ Henry Cisneros
                                       --------------------------------------
                                       HENRY CISNEROS




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                          STANDARD TERMS AND CONDITIONS

     1. EXCLUSIVITY OF SERVICES. So long as this Agreement shall continue in effect, Employee shall render his services solely and exclusively for Company and shall devote his full business time, energy and ability to the business, affairs and interests of Company and matters related thereto, and shall perform services contemplated hereby in accordance with Company's policies consistent with Employee's position. Employee agrees to faithfully and diligently promote the business, affairs and interests of Company.

          Without the prior express written authorization of Company, Employee shall not, directly or indirectly, during the Term: (a) render services to any other person, firm or corporation; or (b) directly or indirectly engage in any activity other than the business of Company, whether alone, as a partner, joint venturer or as an officer, director, employee, agent, consultant or in any other capacity. Company consents to (i) Employee's rendering services for no consideration for any charitable organization provided that rendering such services does not interfere with performance by Employee of his obligations under this Agreement, and (ii) investments of Employee's personal assets in any business that is not directly or indirectly involved in any business in which Company, or any affiliate of Company is involved provided that Employee does not render any services in connection with or for any such business.

          Employee represents to Company that Employee has no other outstanding commitments inconsistent with any of the terms of this Agreement or service to be rendered hereunder.

     2. TERMINATION. The compensation and other benefits provided for in this Agreement, and the employment of Employee by Company, shall be terminated prior to expiration of the Term only as provided below in this Section 2:

          (a)  DISABILITY.

          In the event that Employee shall fail, because of illness, incapacity, disability or injury, to render the services contemplated by this Agreement for one hundred and thirty (130) business days either consecutively or in the aggregate during the Term, Employee's employment hereunder may be terminated by written notice of termination from Company to Employee. If Company exercises its right to terminate Employee's services for any such illness, incapacity, disability or injury, Company shall pay to Employee any Base

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     Salary, Benefits and expense reimbursement that have accrued but remain unpaid at the time of such termination.

          (b)  DEATH.

          In the event of Employee's death during the Term, this Agreement shall terminate. Company shall pay to Employee's estate any Base Salary, Benefits and expense reimbursement that have accrued but remain unpaid at the time of Employee's death.

          (c)  FOR CAUSE.

          Employee's employment hereunder shall be terminated and all of his rights to receive Base Salary, Benefits and expense reimbursement, whether or not accrued, shall terminate and be forfeited upon a determination by Company of Employee's failure to perform his services hereunder in any material way; breach of fiduciary duty; Employee's conviction of (or pleading guilty or NOLO CONTENDERE in respect of) a felony or any lesser offense involving dishonesty, moral turpitude or Company's or any affiliate's property; or upon material breach by Employee of any of the provisions of this Agreement. No termination of Employee's employment under this Section 2(c) shall limit Company's rights under this Agreement or at law or in equity.

          (d)  WITHOUT CAUSE.

          In addition to Company's rights pursuant to any other provision of this Section 2, Company shall have the right to terminate Employee's employment with Company at any time for any reason or no reason with or without notice. Notwithstanding any termination pursuant to this subparagraph (d), Employee shall receive Base Salary under this Agreement for the remaining unexpired Term subject to the terms and conditions of
     Section 2(e) below, and shall immediately vest in all unvested options granted pursuant to paragraph 1 of the Agreement or otherwise. The payments provided for in this Section 2(d) shall be in lieu of all other rights of Employee hereunder and at law or in equity, except that Company shall pay any Benefits and expense reimbursement that have accrued but remain unpaid at the time of termination under this Section 2(d).

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

          (e)  COMPLIANCE WITH SECTION 3(g) FOR CONTINUED RECEIPT OF PAYMENTS.

          In addition to Company's other remedies at law or in equity, in the event the Employee fails to comply with Section 3(g) below, Company's obligation to make payments under Section 2(d) shall terminate. Such termination shall in no way limit or replace Company's other rights and remedies at law and in equity.

          (f)  RESIGNATION FROM BOARDS OF DIRECTORS.

          Employee shall resign from Company's and its affiliates boards of directors upon any termination of Employee's employment pursuant to this
     Section 2.

     3.   MISCELLANEOUS.

          (a)  SUCCESSION.

          This Agreement shall inure to the benefit of and shall be binding upon Company, its successors and assigns. The obligations and duties of Employee hereunder shall be personal and not assignable. Company shall have the right to assign its rights and obligations to any successor or affiliate.

          (b)  NOTICES.

               Any notice provided for in this Agreement shall be in writing and sent if to Company to:

               A. Jerrold Perenchio
               1901 Avenue of the Stars
               Los Angeles, California  90067
               Fax:  (310) 556-3568

          With copies to:

               Robert V. Cahill
               1901 Avenue of the Stars
               Los Angeles, California 90067
               Fax:  (310) 556-3568

               and

               General Counsel
               Univision
               6701 Center Drive West
               Los Angeles, California 90045

     or at such other address as Company may from time to time in writing designate, and if to Employee at such

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

     address as Employee may from time to time in writing designate (or Employee's business address of record in the absence of such designation). All notices shall be deemed to have been given immediately if communicated by telecopy or facsimile transmission and two business days after they have been deposited, certified mail, return receipt requested, postage paid and properly addressed to the designated address of the party to receive the notice.

          (c)  ENTIRE AGREEMENT.

          This instrument contains the entire agreement of the parties relating to the subject matter hereof and it replaces and supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by Company and its affiliates. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and Company.

          (d)  WAIVER.

          No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall,any single or partial exercise preclude any further or other exercise of such or any other right.

          (e)  CHOICE OF LAW.

          To the extent permitted by applicable law, this Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed there.

          (f)  RENEWAL.

          Company agrees to give Employee written notice six (6) months prior to completion of the Term advising Employee whether Company will seek to negotiate the terms and conditions for an extension of the Term of Employee's employment. If Company gives Employee such notice advising Employee that Company will not seek to negotiate an extension of the Term of Employee's employment, or if Company gives Employee such notice seeking to negotiate an extension of the Term of Employee's employment and Company and Employee do not agree on the terms and conditions for an extended Term of Employee's employment, this Agreement shall expire at the end of the Term and Company and Employee shall have no further obligations under this Agreement following the expiration of the Term except to the

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

     extent specifically provided in this Agreement. If Company gives such notice to Employee less than six (6) months prior to the end of the Term or fails to give such notice and if Company and Employee do not negotiate an extension of the Term of Employee's employment, this Agreement shall expire at the end of the Term and Company and Employee shall have no further obligations under this Agreement following expiration of the Term except as specifically provided in this Agreement and except that Company shall continue to pay Employee's then current Base Salary provided for in Section 2 of the main body of this Agreement after expiration of the Term for the unexpired portion of the six (6) month period that commenced with the giving of such notice, or for a period of six (6) months from and after the end of the Term if Company fails to give such notice. The election to seek an extension of the Term of Employee's employment shall be at the sole and absolute discretion of Company. No renewal or extension of this Agreement shall result in any subsequent renewal or extension of this Agreement unless such subsequent renewal or extension is by written agreement between Company and Employee.

          (g) CONFIDENTIALITY/TRADE SECRETS/COMPETITIVE ACTIVITIES/PROPRIETARY RIGHTS.

               (1)  Confidentiality

               Employee agrees not to make use of, divulge or otherwise disclose, directly or indirectly any trade secret or other confidential information concerning the business or policies of Company or any of its affiliates of which Employee may learn as a result of Employee's employment during the term of this Agreement or prior thereto as stockholder, employee, officer or director of or consultant to Company or its predecessors, except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of Company's best interests,
          (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized by Company. The provisions of this subsection shall survive the expiration, suspension or termination, for any reason, of this Agreement.

               (2)  Trade Secrets

               Employee, prior to and during the Term, has had and will have access to and become acquainted with various trade secrets, consisting of plans, agreements, devices, processes, customer lists, contracts, and compilations of information which are owned by Company or by its affiliates and regularly used in the operation of their respective businesses and which may give Company an opportunity to obtain an advantage over competitors, who do not know or use such trade secrets. Employee agrees and acknowledges that Employee has been granted access to these valuable trade secrets only by virtue of the confidential relationship created by his employment by Company and Employee's prior interest in and fiduciary relationships to Company. Employee shall not disclose any of these trade secrets, directly or indirectly, or use them in any way, either during the Term or at any time thereafter, except as required in the course of his employment by Company or for its benefit.

               All records, files, documents, drawings, specifications, software, equipment, and similar items relating to the business of Company or its affiliates, including without limitation all records relating to performances and/or customers (the "Documents"), whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Company or such affiliates and shall not be removed from the premises of Company or its affiliates under any circumstances whatsoever. Upon termination of employment, Employee agrees to promptly deliver to Company all Documents in the possession or under the control of Employee.

               (3)  Competitive Activities

               Employee promises and agrees that if Employee's employment under this Agreement is terminated prior to the expiration of the Term, Employee shall not during the remainder of the unexpired Term (the "Cooling-Off Period"), (A) directly or indirectly engage in any activity competitive with or adverse to Company's Spanish language broadcasting and cable business in the United States and Puerto Rico (whether alone, as a partner, joint venturer, officer, director, employee, consultant or investor of any other entity), including but not limited to any activity that is competitive with or adverse to such business that involves (x) representing, as talent agent or otherwise, any performer or celebrity, (y) the production in the United States of Spanish language advertising, news or programming of any kind or the distribution or transmission in or to

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

          the United States of any such advertising, news or programming wherever produced, or (z) the advertising, marketing, telemarketing or sale in any Spanish-language format of any product, institution or service and (B) influence or attempt to influence present or future customers, employees, performers or independent contractors of the Company or any of its affiliates to restrict, reduce, sever or otherwise alter their relationship with the Company or such affiliates. Employee further promises and agrees that during the Cooling-Off Period he shall not (other than in the performance of his duties under this Agreement) join or participate with any person who is, or hereafter at any time becomes, employed as an officer, performer or independent contractor by Company or any of its affiliates in the conduct of any business, corporation, partnership, firm or enterprise competing with the business of the Company or any of its affiliates.

               (4)  Proprietary Rights

               Employee acknowledges and agrees that he is the Company's employee for hire. In this regard, all right, title and interest of every kind and nature whatsoever, whether now known or unknown, in and to any property (intellectual or otherwise), including without limitation any inventions, patents, trademarks, copyrights, films, scripts, ideas, writings and discoveries, invented, created, written, developed, furnished, produced, disclosed or acquired by Employee, alone or in collaboration with others, during Employee's employment by Company or within the one (1) year period thereafter (qualified by the last sentence of this paragraph), which relates to or may be useful in connection with the actual business or activities of Company, shall be and remain, as between Employee and Company, the sole and exclusive property of Company for any and all purposes and uses whatsoever (including any of Employee's right, title and interest in and to any domestic or foreign applications for patent or trademark, as well as any divisions, continuations, reissues, revivals, renewals or extensions thereof), and to the extent protectible under copyright law, shall be deemed for such purposes as works made for hire for Company. Employee further agrees that, at Company's request, whether during or subsequent to employment by the Company, that Employee shall do any and all acts, and execute and deliver to

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

          Company (in form satisfactory to the Company) such instruments or documents, as may be deemed by Company as necessary or desirable to evidence, effectuate, secure, maintain, or establish the terms of this Agreement or Company's ownership of any of the foregoing, all without charge; but notwithstanding that no such instruments or documents are executed, Company, as Employee's employer, shall be deemed the owner thereof immediately upon the discovery, invention, creation, etc. thereof. Any invention, patent, trademark or other property relating to Company's actual or contemplated business or activities, that is discovered, invented, created, etc. by Employee, alone or in collaboration with others, within one (1) year after the termination of Employee's employment by Company for any reason, shall be deemed to be within the provisions of this paragraph, unless Employee can prove that the same was conceived and made following said termination.

          (h)  SEVERABILITY.

          If this Agreement shall for any reason be or become unenforceable in any material respect by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law. Further, in the event that any portion of the second paragraph of Section 1 or any portion of Section 3(g) of these Standard Terms and Conditions is more restrictive than permitted by applicable law, such provisions shall be deemed and construed as limited to the extent, but only to the minimum extent, necessary to permit their enforcement under such law. In particular, the parties acknowledge that the duration and geographic scope of such provisions may be so limited to permit the greatest possible enforcement thereof.

          (i)  WITHHOLDING.

          All compensation payable hereunder shall be subject to applicable taxes, withholding, premium charges, co-payment of benefits, self-insured retentions and other normal employee deductions.

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          (j)  REMEDIES.

          Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for certain breaches of the provisions of this Agreement and that any party may, in such cases, and in its sole discretion, apply to any court of law or equity or competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
     Such specific performance and/or injunctive relief shall be available without the posting of any bond or other security. In this connection, the parties agree that the services to be rendered by Employee hereunder are of a special, unique and extraordinary nature, which gives them a peculiar value and that a breach by Employee will cause Company great and irreparable injury and harm. Except when a party is seeking an injunction or specific performance hereunder, the parties agree they shall submit any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to the employment of Employee or the termination thereof to binding arbitration. In the event the parties shall fail to agree upon terms of arbitration within twenty (20) days from the first written demand for arbitration, then such disputed matter shall be settled by arbitration under the Rules of the American Arbitration Association, by a single arbitrator appointed in accordance with such Rules. Such arbitration shall be held in New York City. Once a matter has been submitted to arbitration pursuant to this section, the decision of the arbitrator reached and promulgated as a result thereof shall be final and binding upon all parties and each party shall pay the fees and expenses of such party's attorneys and accountants and one-half of the arbitrator's fees and expenses, except that the arbitrator shall be entitled to award the costs of arbitration, attorneys' and accountants' fees, as well as costs, to the party that the arbitrator determines to be the prevailing party in any such arbitration. The Company shall pay Employee's reasonable travel expenses in connection with any arbitration and preparation therefor. In reaching a decision the arbitrator shall have no authority to ignore, change, modify, add to or delete from any

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     provision of this Agreement, but instead is limited solely to interpreting this Agreement in accordance with the laws of New York.



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